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                                                                    EXHIBIT 21.1
                                 EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT



The Registrant's only subsidiary is its wholly-owned subsidiary, Prolong Super Lubricants, Inc.